UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 19, 2010
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 435-9400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Philip E. Soran was elected to join the board of directors of SPS Commerce, Inc. (the “Company”) effective as of July 19, 2010, filling the seat previously held by Murray R. Wilson who resigned effective as of July 19, 2010. Mr. Soran has served as Chairman, President and Chief Executive Officer of Compellent Technologies, Inc. since co-founding Compellent in March 2002. From July 1995 to August 2001, Mr. Soran served as President and Chief Executive Officer of Xiotech Corporation, a storage area networking company, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate Technology in January 2000. From October 1992 to April 1995, Mr. Soran served as Executive Vice President of Prodea Software Corporation, a data warehousing software company.
     Mr. Soran will serve as a Class I director with a term that will expire at the Company’s 2011 annual meeting of stockholders. For his service on the board, Mr. Soran will be compensated in accordance with the Company’s non-employee director compensation policy, which provides that he will receive an initial stock option grant to purchase 16,020 shares of our common stock upon appointment to the board. This initial grant will vest in equal monthly installments over three years for so long as Mr. Soran remains a member of the board. The Company’s non-employee director compensation policy also provides that Mr. Soran will receive an annual stock option grant to purchase up to 5,340 shares of the Company’s common stock on the date of each annual meeting of stockholders at which he is elected to the board or continues to serve as a director. These awards will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided he remains a member of the board as of the vesting date. Mr. Soran will receive an annual retainer of $20,000 for his service on the board.
     Mr. Soran initially will not be a member of any committee of the board. Mr. Soran has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
     A copy of the press release announcing Mr. Soran’s appointment to the board is furnished, but not filed, as Exhibit 99 hereto.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
99   Press Release dated July 19, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.
Date: July 19, 2010	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
99	Press Release dated July 19, 2010	Filed Electronically